UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 13, 2012

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 – Hawaiian Electric Industries, Inc. (HEI)

900 Richards Street, Honolulu, Hawaii  96813 – Hawaiian Electric Company, Inc. (HECO)

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI

(808) 543-7771 - HECO

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On September 13, 2012, HECO entered into a Note Purchase Agreement (the Note Agreement) with the purchasers shown as signatories to the agreement included as Exhibit 4 to this report. Pursuant to the Note Agreement, HECO issued, through a private placement, its 4.53% Senior Notes, Series 2012F (to mature September 1, 2032), in the principal amount of $40 million (the Notes). The Notes are unsecured and interest payable on the Notes is taxable. All proceeds of the Notes will be applied, together with additional funds provided by HECO to redeem the $40 million aggregate principal amount 5.10% Series 2002A (year of maturity 2032) special purpose revenue bonds issued by the Department of Budget and Finance of the State of Hawaii (the Series 2002A Bonds) for the benefit of HECO. The Series 2002A Bonds have been called for redemption on September 19, 2012.

The Note Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default (the occurrence of which may result in the Notes then outstanding becoming immediately due and payable). The Note Agreement also includes provisions requiring the maintenance by HECO and its wholly-owned subsidiaries, Maui Electric Company, Limited and Hawaii Electric Light Company, Inc., of certain financial ratios consistent with those in HECO’s existing note agreements dated April 19, 2012. The provisions regarding the maintenance of these financial ratios are generally consistent with those in HECO’s existing unsecured revolving Credit Agreement, dated as of May 7, 2010, as amended, with the lenders party thereto and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent.

All of the Notes issued by HECO under the Note Agreement may be prepaid in whole or in part at any time at the prepayment price of the principal amount of the Notes plus payment of a “Make-Whole Amount.” The Note Agreement also (a) requires HECO to offer to prepay the Notes (without a Make-Whole Amount) in the event that HEI ceases to own 100% of the common stock or other securities of HECO that is ordinarily entitled, in the absence of contingencies, to vote in the election of HECO directors unless, at the time of such cessation of ownership and at all times during the period of 90 consecutive days thereafter, the long-term unsecured, unenhanced debt of HECO maintains an investment grade rating by at least one rating agency or, if more than one rating agency rates such indebtedness, then by each such rating agency, and (b) permits HECO to offer to prepay Notes (without a Make-Whole amount) in the event of a sale of assets that would otherwise constitute a covenant default.

The foregoing is a brief summary of only certain of the terms and conditions of the Note Agreement and does not purport to be a complete discussion of their terms. Accordingly, the foregoing description is qualified in its entirety by reference to the Note Agreement filed as Exhibit 4 to this report, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 4                                                        Note Purchase Agreement among Hawaiian Electric Company, Inc. and the Purchasers that are parties thereto, dated September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Cathlynn L. Yoshida
James A. Ajello	Cathlynn L. Yoshida
Executive Vice President,	Controller
Chief Financial Officer and Treasurer
(Principal Financial Officer of HEI)	(Principal Accounting Officer of HECO)
Date: September 14, 2012	Date: September 14, 2012